Exhibit 99.2
Explanation of Non-GAAP and Other Financial Measures
This Exhibit 99.2 to the accompanying Current Report on Form 8-K for Bentley Systems, Incorporated (“Bentley Systems,” the “Company,” “we,” “our,” and words of similar import) sets forth the reasons we believe that presentation of financial measures not in accordance with GAAP contained in this press release filed as Exhibit 99.1 to the Current Report on Form 8-K provides useful information to investors regarding our results of operations, financial condition, and liquidity. To the extent material, this Exhibit also discloses the additional purposes, if any, for which our management uses these non‑GAAP financial measures. Reconciliations between these non‑GAAP financial measures to their most directly comparable GAAP financial measures are included in this press release itself. Non‑GAAP financial information should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, including operating income, net income, net income per share, diluted, cash flow from operations or other measures of performance or liquidity, and should be read in conjunction with the financial statements included in our Annual Report on Form 10‑K to be filed with the United States Securities and Exchange Commission.
Our non‑GAAP and other financial measures may vary significantly from period to period for reasons unrelated to our operating performance and may differ from similarly titled measures presented by other companies.
Constant currency
Constant currency and constant currency growth rates are non-GAAP financial measures that present our results of operations excluding the estimated effects of foreign currency exchange rate fluctuations. A significant amount of our operations is conducted in foreign currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We use constant currency and constant currency growth rates to evaluate the underlying performance of the business, and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
During the fourth quarter of 2023, we changed our definitions of constant currency and constant currency growth rates. In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results on a transactional basis to our reporting currency using prior period average foreign currency exchange rates in which the transactions occurred. Our prior definition of constant currency calculated the effects of foreign currency fluctuations and constant currency information by translating current period results of our subsidiaries from their functional currencies to our reporting currency by using prior period average foreign currency exchange rates in reporting period‑over‑period results.
We made this modification in order to better align with how we manage the business, to better reflect our performance during a reporting period, and to make the effects of foreign currency fluctuations and constant currency information more easily comparable on a period‑over‑period basis.
Recurring revenues
Recurring revenues are the basis for our other revenue-related key business metrics. We believe this measure is useful in evaluating our ability to consistently retain and grow our revenues from accounts with revenues in the prior period (“existing accounts”).
Recurring revenues are subscriptions revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.

Annualized recurring revenues (“ARR”)
ARR is a key business metric that we believe is useful in evaluating the scale and growth of our business as well as to assist in the evaluation of underlying trends in our business. Furthermore, we believe ARR, considered in connection with our last twelve‑month recurring revenues dollar‑based net retention rate, is a leading indicator of revenue growth.
ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenues as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year, calculated using the spot foreign currency exchange rates. We believe that the last three months of recognized revenues, on an annualized basis, for our recurring software subscriptions with consumption measurement period durations of less than one year is a reasonable estimate of the annual revenues, given our consistently high retention rate and stability of usage under such subscriptions.
Constant currency ARR growth rate is the growth rate of ARR measured on a constant currency basis. Constant currency ARR growth rate from business performance excludes the ARR onboarding of our platform acquisitions and includes the impact from the ARR onboarding of programmatic acquisitions, which generally are immaterial, individually and in the aggregate. We believe these ARR growth rates are important metrics indicating the scale and growth of our business.
Last twelve‑month recurring revenues dollar‑based net retention rate
Last twelve‑month recurring revenues dollar‑based net retention rate is a key business metric that we believe is useful in evaluating our ability to consistently retain and grow our recurring revenues.
Last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from existing accounts, but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. Related to our platform acquisitions, recurring revenues into new accounts will be captured as existing accounts starting with the second anniversary of the acquisition when such data conforms to the calculation methodology. This may cause variability in the comparison.
Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”)
Adjusted OI w/SBC is a non-GAAP financial measure and is used to measure the operational strength and performance of our business, as well as to assist in the evaluation of underlying trends in our business.
Adjusted OI w/SBC is our primary performance measure, which excludes certain expenses and charges, including the non-cash amortization expense resulting from the acquisition of intangible assets, as we believe these may not be indicative of the Company’s core business operating results. We intentionally include stock-based compensation expense in this measure as we believe it better captures the economic costs of our business.
Management uses this non-GAAP financial measure to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, to evaluate financial performance, and in our comparison of our financial results to those of other companies. It is also a significant performance measure in certain of our executive incentive compensation programs.
Adjusted OI w/SBC is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, and realignment expenses (income), for the respective periods.
Adjusted OI w/SBC margin is calculated by dividing Adjusted OI w/SBC by total revenues.

Adjusted operating income
Adjusted operating income is a non-GAAP financial measure that we believe is useful to investors in making comparisons to other companies, although this measure may not be directly comparable to similar measures used by other companies.
Adjusted operating income is defined as operating income adjusted for the following: amortization of purchased intangibles, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses (income), and stock‑based compensation expense, for the respective periods.
Adjusted net income and Adjusted EPS
Adjusted net income and Adjusted EPS are non-GAAP financial measures presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although these measures may not be directly comparable to similar measures used by other companies, and period-over-period comparisons.
Adjusted net income is defined as net income adjusted for the following: amortization of purchased intangibles, stock‑based compensation expense, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses (income), other non‑operating (income) expense, net, the tax effect of the above adjustments to net income, and (income) loss from investments accounted for using the equity method, net of tax, for the respective periods. The income tax effect of non‑GAAP adjustments was determined using the applicable rates in the taxing jurisdictions in which income or expense occurred, and represent both current and deferred income tax expense or benefit based on the nature of the non‑GAAP adjustments, including the tax effects of non‑cash stock‑based compensation expense.
Adjusted EPS is calculated as Adjusted net income, less net income attributable to participating securities, plus interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method, if applicable, (numerator) divided by Adjusted weighted average shares, diluted (denominator). Adjusted weighted average shares, diluted is calculated by adding incremental shares related to the dilutive effect of convertible senior notes using the if‑converted method, if applicable, to weighted average shares, diluted.
Adjusted EBITDA
Adjusted EBITDA is our liquidity measure in the context of conversion of Adjusted EBITDA to cash flow from operations (i.e., the ratio of GAAP cash flow from operations to Adjusted EBITDA). We believe this non-GAAP financial measure provides a meaningful measure of liquidity and a useful basis for assessing our ability to repay debt, make strategic acquisitions and investments, and return capital to investors.
Adjusted EBITDA is defined as cash flow from operations adjusted for the following: cash interest, cash taxes, cash deferred compensation plan distributions, cash acquisition expenses, changes in operating assets and liabilities, and other cash items (such as those related to our interest rate swap). From time to time, we may exclude from Adjusted EBITDA the impact of certain cash receipts or payments that affect period-to-period comparability.